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                                          EXHIBIT (23)(g)
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                  CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
Worthen Banking Corporation


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Boatmen's Bancshares, Inc. of our report dated January 22, 1993, relating to the consolidated and parent only balance sheets of The Union of Arkansas Corporation and Subsidiaries as of December 31, 1992 and the related consolidated and parent only statements of income, retained earnings and cash flows for the two year period then ended (not presented separately herein) which report appears in
Exhibit 99 in the December 31, 1993 Annual Report on Form 10-K of Worthen Banking Corporation.



                                             /s/ Frost & Company
                                                 Frost & Company
                                                 Certified Public Accountants


Little Rock, Arkansas
February 8, 1995